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                        JOINT CONSENT TO ACTIONS IN LIEU
                                  OF A MEETING
                                     OF THE
                             BOARD OF DIRECTORS AND
                                SHAREHOLDERS OF
                   SEB TRYGG LIFE (USA) ASSURANCE COMPANY LTD


     The undersigned, constituting all of the members of the Board of Directors and sole shareholder of SEB Trygg Life (USA) Assurance Company Ltd., an Arizona corporation (the "Corporation"), pursuant to the authority of A.R.S. ss 10-821 and 10-704, in lieu of a meeting, do hereby consent to the following resolutions and the actions described therein:

Designations of Bank Account
----------------------------

          RESOLVED, that the Corporation establish a "separate account" for use in the issuance of variable annuity contract designated as Separate Account I; and

          FURTHER RESOLVED, that the officers are hereby authorized and directed to take such further action deemed necessary or desirable to comply with applicable laws and regulations regarding the separate account.

     This consent shall have the same force and effect as the unanimous vote of the Board of Directors at a meeting of the Board of Directors duly called, convened and held in accordance with the law, the Articles of Incorporation and the Bylaws of the Corporation.

Dated as of: Sept. 29, 2000

SOLE SHAREHOLDER:                       BOARD OF DIRECTORS:

SEB TRYGG LIV HOLDING AB



/s/ Jacob Skanse  /s/ Svante Odman      /s/ Anders Mossberg
----------------------------------      -----------------------------------
By: Jacob Skanse      Svante Odman      Anders Mossberg
Title: Vice President  Vice President
       Finance         Administration

                                        /s/ Per Jacobson
                                        -----------------------------------
                                        Per Jacobson


                                        /s/ Jan Palmberg
                                        -----------------------------------
                                        Jan Palmberg


                                        /s/ Ragnar Mossberg
                                        -----------------------------------
                                        Ragnar Mossberg


                                        /s/ Magnus Andren
                                        -----------------------------------
                                        Magnus Andren